================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 1

                                       TO

                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 19, 2001
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                          MARVELL TECHNOLOGY GROUP LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  BERMUDA                              0-30877                           77-0481679
      (STATE OR OTHER JURISDICTION OF         (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION OR ORGANIZATION)


                                 RICHMOND HOUSE
                                    3RD FLOOR
                              12 PAR LA VILLE ROAD
                                 HAMILTON HM DX
                                     BERMUDA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (441) 296-6395

                                       N/A
         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

================================================================================

INFORMATION TO BE INCLUDED IN THE REPORT

        On January 21, 2001, Marvell Technology Group Ltd., a Bermuda corporation ("Marvell" or the "Registrant") completed its acquisition of Galileo Technology Ltd., a company organized under the laws of Israel ("Galileo"), pursuant to the merger of Toshack Acquisitions Ltd., a company organized under the laws of Israel and a direct wholly owned subsidiary of Marvell into Galileo. On February 5, 2001, Marvell filed with the Securities and Exchange Commission a Current Report on Form 8-K reporting this event.

        This Amendment No. 1 to Current Report on Form 8-K has been filed to provide the information required by with Items 7(a)(1) and (b)(1) of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial Statements of Business Acquired.

The following financial statements of Galileo are filed herewith as Item 7(a):

        Audited Financial Statements as of December 31, 1999 and for the year then ended, as follows:

        -       Independent Auditors' Report

        -       Consolidated Balance Sheets as of December 31, 1999 and 1998

        - Consolidated Statements of Operations for each of the three years in the period ended December 31, 1999

        - Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 1999

        -       Notes to Consolidated Financial Statements

        Unaudited Financial Statements as of September 30, 2000 and for the nine months then ended, as follows:

        -       Consolidated Balance Sheet as of September 30, 2000

        - Consolidated Statements of Operations for each of the nine months ended September 30, 2000 and 1999

        - Consolidated Statements of Cash Flows for each of the nine months ended September 30, 2000 and 1999

        -       Notes to Consolidated Financial Statements (unaudited)

                      GALILEO AUDITED FINANCIAL STATEMENTS
               AS OF DECEMBER 31, 1999 AND FOR THE YEAR THEN ENDED

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Galileo Technology Ltd.

        We have audited the accompanying consolidated balance sheets of Galileo Technology Ltd. as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. Our audits also included the financial statement schedule listed in the Index at Item 19(a)(2). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Galileo Technology Ltd. at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Palo Alto, California
January 14, 2000
except for Note 12,
as to which the date is February 29, 2000

                             GALILEO TECHNOLOGY LTD.
                           CONSOLIDATED BALANCE SHEETS
          (U.S. dollars, in thousands, except share and per share data)

                                                                                            December 31,
                                                                                      -------------------------
                                                                                         1999            1998
                                                                                      ---------       ---------
         ASSETS
Current assets:
  Cash and cash equivalents                                                           $  42,648       $  45,607
  Short-term investments                                                                 63,005          40,838
  Accounts receivable, net of allowances of $203 in 1999 and $207 in 1998                12,523           5,207
  Inventories                                                                             8,094           2,851
  Prepaid expenses and other assets                                                       3,049           1,745
                                                                                      ---------       ---------
Total current assets                                                                    129,319          96,248

Other assets                                                                              2,031           1,857
Property and equipment, net                                                               9,388           4,816
                                                                                      ---------       ---------
  Total assets                                                                        $ 140,738       $ 102,921

         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                    $   6,495       $   4,826
  Accrued and other current liabilities                                                   8,969           6,078
  Deferred income                                                                         1,817             771
  Current maturities of long-term debt                                                       --             128
                                                                                      ---------       ---------
         Total current liabilities                                                       17,281          11,803

Accrued severance pay                                                                       500             283
Long-term debt                                                                               --               6
Other liabilities                                                                         1,652           1,030

Commitments

Shareholders' equity:
  Ordinary Shares--nominal value approximately $0.003 per share; at amounts paid in; 100,000,000 shares authorized; 41,989,908 and 40,953,118 shares issued
     and outstanding at December 31, 1999 and 1998, respectively                         74,440          70,148
Treasury shares at cost; 305,376 Ordinary Shares at December 31, 1998                        --          (1,451)
Deferred compensation                                                                      (432)           (941)
Accumulated other comprehensive income (loss)                                              (124)            155
Retained earnings                                                                        47,421          21,888
                                                                                      ---------       ---------
Total shareholders' equity                                                              121,305          89,799
                                                                                      ---------       ---------
Total liabilities and shareholders' equity                                            $ 140,738       $ 102,921
                                                                                      =========       =========


                             See accompanying notes.

                             GALILEO TECHNOLOGY LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (U.S. dollars, in thousands, except per share data)


                                                           Year ended December 31,
                                                  --------------------------------------
                                                    1999           1998           1997
                                                  --------       --------       --------
Net sales                                         $ 79,717       $ 51,643       $ 36,505
Cost of sales                                       28,041         19,272         13,561
                                                  --------       --------       --------

Gross profit                                        51,676         32,371         22,944
Operating expenses:
  Research and development                          16,633         10,656          6,234
  Sales and marketing                                7,849          6,006          4,427
  General and administrative                         4,374          3,653          3,345
                                                  --------       --------       --------
         Total operating expenses                   28,856         20,315         14,006
                                                  --------       --------       --------
Operating income                                    22,820         12,056          8,938
Interest income                                      4,921          4,383          1,689
Interest and other expense                            (252)          (229)          (133)
                                                  --------       --------       --------
Income before provision for income taxes            27,489         16,210         10,494
Provision for income taxes                           1,380            760            158
                                                  --------       --------       --------
Net income                                        $ 26,109       $ 15,450       $ 10,336
                                                  ========       ========       ========
Earnings per share:
  Basic                                           $   0.63       $   0.38       $   0.32
                                                  ========       ========       ========
  Diluted                                         $   0.58       $   0.36       $   0.27
                                                  ========       ========       ========

Shares used in computing earnings per share:
  Basic                                             41,233         40,698         31,896
                                                  ========       ========       ========
  Diluted                                           44,845         42,614         38,024
                                                  ========       ========       ========


                             See accompanying notes.

                             GALILEO TECHNOLOGY LTD.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                 (U.S. dollars, in thousands, except share data)


                                                                                                                      ORDINARY
                                                          PREFERRED SHARES             ORDINARY SHARES            TREASURY SHARES
                                                      ----------------------       ----------------------      --------------------
                                                        SHARES       AMOUNT          SHARES       AMOUNT        SHARES      AMOUNT
                                                      ----------     -------       ----------     -------      --------     -------
Balance at December 31, 1996                           1,190,293     $ 7,723       24,518,376     $ 3,977            --     $    --
Comprehensive income:
Other comprehensive income--change in net
   unrealized gain (loss) on available-for-sale
   investments                                                --          --               --          --            --          --
Net income                                                    --          --               --          --            --          --


Comprehensive income                                          --          --               --          --            --          --


Issuance of Preferred Shares, net of issuance
   costs                                                 270,300       1,450               --          --            --          --
Conversion of Series B and D Preferred Shares
   into Ordinary Shares                               (1,460,593)     (9,173)       8,763,558       9,173            --          --
Issuance of Ordinary Shares                                   --          --           40,800         102            --          --
Issuance of Ordinary Shares, in conjunction with
   the Company's initial public offering, net of
   issuance costs                                             --          --         6,900,00      52,981            --          --
Issuance of Ordinary Shares pursuant to warrant
   exercise                                                   --          --           30,994          --            --          --
Issuance of Ordinary shares under share option
   plans                                                      --          --          229,102          29            --          --
Tax benefit of stock option transactions                      --          --               --         132            --          --
Deferred compensation related to certain options
   granted to employees prior to the initial
   public offering                                            --          --               --       1,086            --          --
Amortization of deferred compensation                         --          --               --          --            --          --
                                                      ----------     -------       ----------     -------      --------     -------
Balance at December 31, 1997                                  --          --       40,482,830      67,480            --          --
Comprehensive income:
Other comprehensive income--change in net                     --          --               --          --            --          --


                                                                     ACCUMULATED    RETAINED
                                                                        OTHER       EARNINGS        TOTAL
                                                        DEFERRED    COMPREHENSIVE (ACCUMULATED  SHAREHOLDERS'
                                                      COMPENSATION  INCOME (LOSS)   DEFICIT)       EQUITY
                                                      ------------  ------------   -----------  ------------
Balance at December 31, 1996                             $(1,058)      $  --       $ (3,276)      $   7,366
Comprehensive income:
Other comprehensive income--change in net
   unrealized gain (loss) on available-for-sale
   investments                                                --         (15)            --             (15)
Net income                                                    --          --         10,336          10,366
                                                                                                  ---------

Comprehensive income                                          --          --             --          10,366
                                                                                                  ---------

Issuance of Preferred Shares, net of issuance
   costs                                                      --          --             --           1,450
Conversion of Series B and D Preferred Shares
   into Ordinary Shares                                       --          --             --              --
Issuance of Ordinary Shares                                   --          --             --             102
Issuance of Ordinary Shares, in conjunction with
   the Company's initial public offering, net of
   issuance costs                                             --          --             --          52,981
Issuance of Ordinary Shares pursuant to warrant
   exercise                                                   --          --             --              --
Issuance of Ordinary shares under share option
   plans                                                      --          --             --              29
Tax benefit of stock option transactions                      --          --             --             132
Deferred compensation related to certain options
   granted to employees prior to the initial
   public offering                                        (1,086)         --             --              --
Amortization of deferred compensation                        617          --             --             617
                                                         -------       -----       --------       ---------
Balance at December 31, 1997                              (1,527)        (15)         7,060          72,998
Comprehensive income:
Other comprehensive income--change in net                     --         170             --             170


                                                                                                                   ORDINARY
                                                         PREFERRED SHARES             ORDINARY SHARES           TREASURY SHARES
                                                      ----------------------       ---------------------      --------------------
                                                        SHARES       AMOUNT          SHARES      AMOUNT        SHARES      AMOUNT
                                                      ----------     -------       ----------    -------      --------     -------
   unrealized gain (loss) on available-for-sale
   investments                                                --          --               --         --            --          --
Net income                                                    --          --               --         --            --          --


Comprehensive income:                                         --          --               --         --            --          --


Purchase of Treasury Shares at cost                           --          --               --         --      (455,200)     (2,203)
Issuance of Ordinary Shares under share option
   and employee stock purchase plans                          --          --          470,288      1,930       149,824         752
Tax benefit of stock option transactions                      --          --               --        738            --          --
Amortization of deferred compensation                         --          --               --         --            --          --
                                                      ----------     -------       ----------    -------      --------     -------
Balance at December 31, 1998                                  --          --       40,953,118     70,148      (305,376)     (1,451)
Comprehensive income:                                         --          --               --         --            --          --
Other comprehensive income--change in net
   unrealized gain (loss) on available-for-sale
   investments                                                --          --               --         --            --          --
Net income                                                    --          --               --         --            --          --


Comprehensive income:                                         --          --               --         --            --          --


Issuance of Ordinary Shares under share option
   and employee stock purchase plans                          --          --        1,036,790      3,594       305,376       1,451
Tax benefit of stock option transactions                      --          --               --        698            --          --
Amortization of deferred compensation                         --          --               --         --            --          --
                                                      ----------     -------       ----------    -------      --------     -------
Balance at December 31, 1999                                  --     $    --       41,989,908    $74,440            --     $    --
                                                      ==========     =======       ==========    =======      ========     =======



                                                                     ACCUMULATED    RETAINED
                                                                        OTHER       EARNINGS        TOTAL
                                                        DEFERRED    COMPREHENSIVE (ACCUMULATED  SHAREHOLDERS'
                                                      COMPENSATION  INCOME (LOSS)   DEFICIT)       EQUITY
                                                      ------------  ------------   -----------  ------------
   unrealized gain (loss) on available-for-sale
   investments                                                --          --             --              --
Net income                                                    --          --         15,450          15,450
                                                                                                  ---------


Comprehensive income:                                         --          --             --          15,620
                                                                                                  ---------

Purchase of Treasury Shares at cost                           --          --             --          (2,203)
Issuance of Ordinary Shares under share option
   and employee stock purchase plans                          --          --           (622)          2,060
Tax benefit of stock option transactions                      --          --             --             738
Amortization of deferred compensation                        586          --             --             586
                                                         -------       -----       --------       ---------
Balance at December 31, 1998                                (941)        155         21,888          89,799
Comprehensive income:                                         --          --             --              --
Other comprehensive income--change in net
   unrealized gain (loss) on available-for-sale
   investments                                                --        (279)            --            (279)
Net income                                                    --          --         26,109          26,109
                                                                                                  ---------

Comprehensive income                                          --          --             --          25,830
                                                                                                  ---------

Issuance of Ordinary Shares under share option
   and employee stock purchase plans                          --          --           (576)          4,469
Tax benefit of stock option transactions                      --          --             --             698
Amortization of deferred compensation                        509          --             --             509
                                                         -------       -----       --------       ---------
Balance at December 31, 1999                             $  (432)      $(124)      $ 47,421       $ 121,305
                                                         =======       =====       ========       =========


                             See accompanying notes

                             GALILEO TECHNOLOGY LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                Increase (decrease) in cash and cash equivalents
                          (U.S. dollars, in thousands)

                                                             YEAR ENDED DECEMBER 31,
                                                     --------------------------------------
                                                       1999           1998           1997
                                                     --------       --------       --------
Cash flows from operating activities
Net income                                           $ 26,109       $ 15,450       $ 10,336
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation                                       2,863          1,635            897
     Amortization of deferred compensation                509            586            617
     Change in deferred tax assets                        456           (380)          (642)
Changes in operating assets and liabilities:
     Accounts receivable                               (7,316)          (641)        (2,743)
     Inventories                                       (5,243)          (464)        (1,237)
     Prepaid expenses and other assets                   (697)          (356)          (174)
     Accounts payable                                   1,669          1,894            886
     Accrued and other current liabilities              2,891          1,837          4,392
     Deferred income                                    1,046           (243)         1,014
     Accrued severance pay                                217             73            100
     Other liabilities                                     83          1,030             --
                                                     --------       --------       --------

Net cash provided by operating activities              22,587         20,421         13,446

Cash flows from investing activities
Purchases of short-term investments                   (35,789)       (57,041)       (29,364)
Proceeds from sales and maturities of short-
   term investments                                    13,343         43,722          4,304
Purchases of property and equipment                    (7,435)        (3,484)        (2,281)
Other assets                                               --         (1,530)            --
                                                     --------       --------       --------

Net cash used in investing activities                 (29,881)       (18,333)       (27,341)

Cash flows from financing activities
Proceeds from issuance of Preferred Shares                 --             --          1,450
Proceeds from issuance of Ordinary Shares               4,469          2,060            131
Repurchase of Ordinary Treasury Shares                     --         (2,203)            --
Proceeds from initial public offering                      --             --         52,981
Proceeds from issuance of debt                             --             --          2,264
Repayment of debt                                        (134)          (225)        (4,376)
                                                     --------       --------       --------

Net cash provided by (used in) financing
   activities                                           4,335           (368)        52,450

                                                             YEAR ENDED DECEMBER 31,
                                                     --------------------------------------
                                                       1999           1998           1997
                                                     --------       --------       --------
Net increase (decrease) in cash and cash
   equivalents                                         (2,959)         1,720         38,555
Cash and cash equivalents at beginning of year         45,607         43,887          5,332
                                                     --------       --------       --------

Cash and cash equivalents at end of year             $ 42,648       $ 45,607       $ 43,887
                                                     ========       ========       ========

Supplemental disclosure
Interest paid                                        $      4       $     15       $    133
                                                     ========       ========       ========

Income taxes paid                                    $      1       $    498       $     --
                                                     ========       ========       ========

Noncash financing activities
Conversion of Preferred Shares to Ordinary
   Shares                                            $     --       $     --       $  9,173
                                                     ========       ========       ========


                             See accompanying notes

                             GALILEO TECHNOLOGY LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION AND BASIS OF PRESENTATION

        Galileo Technology Ltd. (the "Company") was incorporated under the laws of Israel in November 1992 and commenced operations in March 1993. The Company, together with its United States subsidiary, Galileo Technology, Inc. ("GTI"), a California corporation, and its United Kingdom subsidiary, Galileo Technology Europe Ltd., defines, develops and markets advanced digital semiconductor devices that perform critical functions for New World converged-network systems, in which voice, video, and data are handled seamlessly using Internet Protocol techniques.

        The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

        The Company has elected to prepare its financial statements in U.S. dollars, which is also the Company's functional currency. Substantially all of the Company's sales are made in U.S. dollars. In addition, a substantial portion of the Company's costs are incurred in U.S. dollars. Since the U.S. dollar is the primary currency in the economic environment in which the Company operates, the U.S. dollar is its functional currency.

        NATURE OF OPERATIONS AND RELATED CONCENTRATIONS

        The Company's sales are concentrated with a few customers. For 1999, five customers represented approximately 66% of the Company's net sales. The following provides information on sales to major customers which each constituted more than 10% of net sales. Sales to one customer represented 22%, 26% and 12% of net sales for 1999, 1998 and 1997, respectively. Sales to two other customers represented 13% and 12% of net sales for 1999. Sales to another customer represented 14% and 10% of net sales for 1999 and 1997, respectively. Sales to another customer represented 17% of net sales for 1997.

        The Company uses a single independent foundry in Taiwan to fabricate and manufacture substantially all of its semiconductor products. The Company's reliance on a single independent foundry involves a number of risks, including the possible absence of adequate capacity as the Company expands, the unavailability of, or interruption in access to, certain process technologies and reduced control over delivery schedules, quality assurance, manufacturing yields and costs.

        The loss of any of the Company's major customers or its supplier would have a material adverse effect on the Company's business, financial condition and results of operations.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        REVENUE RECOGNITION

        Net sales represent revenues derived from sales of semiconductor devices including system controllers and switched Ethernet LAN controllers. Revenues from product sales to customers, other than sales to distributors, are recorded when title transfers. Sales to distributors, which are made under agreements allowing price protection and right of return on products unsold by the distributor, are not recognized until the products are sold by the distributor. The Company's anticipated profit on such distribution sales are recorded as deferred income.

        The Company accrues estimated sales returns for sales made to customers, other than distributors, and accrues warranty costs upon recognition of net sales. The Company has not experienced significant warranty claims to date.

        RESEARCH AND DEVELOPMENT

        Research and development costs are expensed as incurred, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 2, "Accounting for Research and Development Costs."

        CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

        The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

        Pursuant to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company's debt securities have been designated as available-for-sale. Available-for-sale securities are carried at fair value, which is determined based upon the quoted market prices of the securities, with unrealized gains and losses reported in accumulated other comprehensive income, a component of shareholders' equity. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in interest income. The Company views its available-for-sale portfolio as available for use in its current operations.

        Accordingly, the Company has classified all investments as short term, even though the stated maturity date may be one year or more from beyond the current balance sheet date. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in interest income.

        INVENTORIES

        Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out method. Substantially all of the inventories are finished goods.

        PROPERTY AND EQUIPMENT

        Property and equipment is recorded at cost. Depreciation of property and equipment is recognized on the straight-line method over the estimated useful lives of the assets (generally from three to five years).

        FOREIGN CURRENCY TRANSACTIONS

        Monetary accounts maintained in currencies other than the dollar (principally cash and liabilities) are remeasured using the foreign exchange rate at the balance sheet date. Operational accounts and nonmonetary balance sheet accounts are measured and recorded at the rate in effect at the date of the transaction. The effects of foreign currency remeasurement are reported in current operations. The effect of foreign currency remeasurement was not significant in 1999, 1998 or 1997.

        CONCENTRATIONS OF CREDIT RISK

        Financial instruments that subject the Company to credit risk consist primarily of uninsured cash, cash equivalents and short-term investment balances held at high-quality financial institutions and trade receivables from its customers. The Company sells primarily to large network system vendors. The Company extends reasonably short collection terms and performs ongoing credit evaluations but does not require collateral. The Company provides reserves for potential credit losses, and such losses have been within management's expectations.

        ACCOUNTING FOR STOCK-BASED COMPENSATION

        The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee share options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") requires use of option valuation models that were not developed for use in valuing employee share options. Under APB 25, when the exercise price of the Company's employee share purchase rights or options equals the market price of the underlying ordinary shares on the date of the grant, no compensation expense is recognized.

        In connection with the grant of certain share options to employees through July 1997, the Company recorded deferred compensation of approximately $3.0 million for the aggregate differences between the respective exercise prices of options at their dates of grant and the deemed fair value for accounting purposes of the ordinary shares subject to such options. Such amount is presented as a reduction of shareholders' equity and is amortized ratably over the vesting period of the related options.

        EARNINGS PER SHARE

        Earnings per share has been computed in accordance with the SFAS No. 128, "Earnings Per Share," which requires disclosure of basic and diluted earnings per share. Basic earnings per share has been computed using the weighted-average number of ordinary shares outstanding during the period and the conversion of convertible preferred stock from the original date of issuance.

        Basic earnings per share excludes any dilutive effects of options, shares subject to repurchase, warrants, and convertible securities. Diluted earnings per share includes the impact of potentially dilutive securities. Following the guidance given by the Securities and Exchange Commission ("SEC") in Staff Accounting Bulletin ("SAB") No. 98, ordinary shares and preferred shares that had been issued or granted for nominal consideration prior to the Company's initial public offering would be included in the calculation of basic and diluted earnings per share as if these shares had been outstanding for all periods presented. No such issuances or grants have been made.

        On June 12, 1997, the Company's shareholders approved a 3-for-1 ordinary share split in the form of a share dividend which was effected on June 24, 1997. On September 8, 1999, the Company's shareholders approved a 2-for-1 ordinary share split in the form of a share dividend which was effected on September 17, 1999. All share and per share amounts have been retroactively adjusted to reflect these splits.

        The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share data):

                                                                      YEAR ENDED DECEMBER 31,
                                                                 ---------------------------------
                                                                   1999         1998         1997
                                                                 -------      -------      -------
Numerator used for both basic and diluted
   earnings per share                                            $26,109      $15,450      $10,336
                                                                 =======      =======      =======

Denominator for basic earnings per share--
   Weighted average shares outstanding                            41,233       40,698       31,896
                                                                 =======      =======      =======

Denominator for diluted earnings per share:
   Denominator for basic earnings per share                       41,233       40,698       31,896
   Effect of dilutive securities:
     Employee share options                                        3,612        1,916        2,700
     Warrants                                                         --           --            6
     Convertible preferred shares                                     --           --        3,422
                                                                 -------      -------      -------
                                                                  44,845       42,614       38,024
                                                                 =======      =======      =======

Basic earnings per share                                         $  0.63      $  0.38      $  0.32
                                                                 =======      =======      =======

Diluted earnings per share                                       $  0.58      $  0.36      $  0.27
                                                                 =======      =======      =======

        RECENT ACCOUNTING STANDARDS

        In June 1999, the Financial Accounting Standards Board ("FASB") issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." This Statement defers for one year the effective date of Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). The rule will now apply for years beginning after June 15, 2000. Because of the Company's minimal use of derivatives, the Company does not anticipate that the adoption of SFAS 133 will have a significant effect on the Company's consolidated results of operations or financial position.

        In December 1999, the SEC issued SAB No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company believes that its current revenue recognition policies comply with SAB 101.

2. AVAILABLE-FOR-SALE-SECURITIES

        The fair value and the amortized cost of available-for-sale securities at December 31, 1999 and 1998 are presented in the following tables (in thousands):

                                                           DECEMBER 31, 1999
                                        ---------------------------------------------------------
                                                       UNREALIZED      UNREALIZED
                                        AMORTIZED       HOLDING          HOLDING         ESTIMATED
                                           COST          GAINS           LOSSES         FAIR VALUE
                                        ---------      ----------      ----------       ----------
Corporate debt securities                $35,854         $  --          $   (285)         $35,569
Debt securities of states of the
   United States and political
   subdivisions of the states             23,342            --               (79)          23,263
Israel government securities              24,700           328               (88)          24,940
                                         -------         -----          --------          -------
                                         $83,896         $ 328          $   (452)         $83,772
                                         =======         =====          ========          =======

Reported as:
   Cash equivalents                      $20,767         $  --          $     --          $20,767
   Short-term investments                 63,129           328              (452)          63,005
                                         -------         -----          --------          -------
                                         $83,896         $ 328          $   (452)         $83,772
                                         =======         =====          ========          =======


                                                           DECEMBER 31, 1999
                                        ---------------------------------------------------------
                                                       UNREALIZED      UNREALIZED
                                        AMORTIZED       HOLDING          HOLDING         ESTIMATED
                                           COST          GAINS           LOSSES         FAIR VALUE
                                        ---------      ----------      ----------       ----------
Corporate debt securities                $37,907         $  83          $     (8)         $37,982
Debt securities of states of the
   United States and political
   subdivisions of the states             15,524            34                --           15,558

                                                           DECEMBER 31, 1999
                                        ---------------------------------------------------------
                                                       UNREALIZED      UNREALIZED
                                        AMORTIZED       HOLDING          HOLDING         ESTIMATED
                                           COST          GAINS           LOSSES         FAIR VALUE
                                        ---------      ----------      ----------       ----------
Israel government securities              11,942            88               (42)          11,988
                                         -------         -----          --------          -------
                                         $65,373         $ 205          $    (50)         $65,528
                                         =======         =====          ========          =======

Reported as:
   Cash equivalents                      $24,690         $  --          $     --          $24,690
   Short-term investments                 40,683           205               (50)          40,838
                                         -------         -----          --------          -------
                                         $65,373         $ 205          $    (50)         $65,528
                                         =======         =====          ========          =======


        The contractual maturities of available-for-sales debt securities classified as short-term investments at December 31, 1999 are as follows (in thousands):

                                             AMORTIZED COST    FAIR VALUE
                                             --------------    ----------
Due in one year or less                          $22,129         $22,049
Due after one year through three years            20,446          20,179
Due after three years through five years          20,554          20,777
                                                 -------         -------
                                                 $63,129         $63,005
                                                 =======         =======

        Proceeds from the sale of available-for-sale securities were approximately $4,974,000 and $1,934,000 for 1999 and 1998. The Company realized a net gain of approximately $59,000 and $11,000 from the sale of available-for-sale securities for 1999 and 1998. The Company had no sales of available-for-sale securities in 1997.

3. PROPERTY AND EQUIPMENT

        Property and equipment consists of the following (in thousands):

                                             DECEMBER 31,
                                      -------------------------
                                        1999              1998
                                      --------          -------
Computer equipment                    $ 12,035          $ 5,728
Furniture, fixtures and other            3,223            2,095
                                      --------          -------
                                        15,258            7,823
Accumulated depreciation                (5,870)          (3,007)
                                      --------          -------
                                      $  9,388          $ 4,816
                                      ========          =======

4. LONG-TERM DEBT

        The Company had no outstanding long-term debt as of December 31, 1999. As of December 31, 1998, the Company had $134,000 of long-term debt. The fair market value of the Company's long-term debt approximated the carrying value. The fair value was estimated using a discounted cash flow analysis, based on the Company's incremental borrowing rate for similar types of borrowing arrangements.

5. ACCRUED AND OTHER CURRENT LIABILITIES

        Accrued and other current liabilities consists of the following (in thousands):

                                              DECEMBER 31,
                                         ---------------------
                                          1999           1998
                                         ------         ------
Compensation and benefits                $3,415         $2,710
Income and other tax authorities          3,120            901
Other                                     2,434          2,467
                                         ------         ------
                                         $8,969         $6,078
                                         ======         ======

6. ACCRUED SEVERANCE LIABILITIES

        The Company's liability for severance pay pursuant to Israeli law is fully provided for through insurance contracts and by accrual. The net accrued severance pay liability reported in the balance sheet reflects the following (in thousands):

                                                        DECEMBER 31,
                                                    -------------------
                                                     1999          1998
                                                    ------         ----
Accrued severance pay                               $1,431         $832
Less amount funded                                     931          549
                                                    ------         ----

Unfunded portion, net accrued severance pay         $  500         $283
                                                    ======         ====

        Severance expenses for 1999, 1998 and 1997 amounted to approximately $599,000, $324,000 and $257,000, respectively.

7. COMMITMENTS

        LEASE COMMITMENTS

        The Company leases its facilities and other equipment under operating lease agreements which expire through 2025. Aggregate future minimum annual payments under noncancelable operating leases as of December 31, 1999 were as follows (in thousands):

2000               $  656
2001                  455
2002                  256
2003                  149
2004                   96
Thereafter          2,016
                   ------
                   $3,628
                   ======

        Total rent expense for 1999, 1998 and 1997 was $657,000, $384,000 and
$297,000, respectively.

8. SHAREHOLDERS' EQUITY

        INITIAL PUBLIC OFFERING

        In July 1997, the Company completed an initial public offering of 6,900,000 ordinary shares at a price of $8.50 per share. Net proceeds from the initial public offering were approximately $53.0 million. Warrants to purchase 225,000 Series B convertible preferred shares were exercised prior to the initial public offering resulting in net proceeds to the Company of $1,050,000. Concurrent with the initial public offering, each of the 860,593 shares of Series B convertible preferred shares and each of the 600,000 shares of Series D convertible preferred shares outstanding were converted into 8,763,558 shares of the Company's ordinary shares. Net proceeds of the initial public offering were approximately $53.0 million.

        SHARE REPURCHASE PROGRAM

        In June 1998, the Company's wholly-owned subsidiary, GTI, commenced a program to buy an aggregate of up to five percent of the ordinary shares of the Company. During 1998, GTI acquired 455,200 ordinary shares for an aggregate purchase price of $2,203,000. No additional ordinary shares were repurchased during 1999. Such repurchased ordinary shares were accounted for as treasury shares and resulted in a reduction of shareholders' equity. When treasury shares were reissued, the Company used a last-in, first-out method and the excess of the repurchase cost over the reissuance price was treated as a reduction of retained earnings. As of December 31, 1999, all of the Company's treasury shares have been reissued.

        OPTIONS AND SHARE PURCHASE RIGHTS

        In 1993, the Company issued 3,000,000 ordinary shares to an independent trustee (the "Trust Arrangement"). The shares under the Trust Arrangement are restricted for use under individual share purchase agreements and share options to employees and consultants. No purchase rights or options have been granted subsequent to 1997. The shares under the Trust Arrangement cannot be returned to the Company, have voting and dividend rights, and are considered issued and outstanding. The shares remain in trust until paid for pursuant to the exercise of a purchase right or option grant.

        In June 1997, the Company's shareholders approved the Galileo Technology Ltd. 1997 Employees' Stock Option Plan (the "GTL Plan") under which the Company is authorized to issue options to purchase ordinary shares to its Israeli employees. Options granted under the GTL Plan expire eight years from the date of grant and are subject to earlier termination upon termination of the optionee's employment or other relationship with the Company. Unless otherwise determined by the Board of Directors, one half of the optioned shares vest two years from the date of grant and an additional 1/48th of the optioned shares vest each month thereafter. ordinary shares subject to outstanding options that expire or terminate prior to exercise will be available for future issuance under the GTL Plan. Subject to applicable laws, the Board of Directors may amend or modify the GTL Plan at any time. The GTL Plan will terminate in June 2005, unless sooner terminated by the Board of Directors.

        The Galileo Technology Ltd. 1997 GTI Stock Option Plan amended and restated the GTI Stock Option Plan (together, the "GTI Plan") under which the Company is authorized to issue options to purchase shares to its U.S. employees. The GTI Plan was approved by the Company's shareholders in June 1997. Ordinary shares subject to outstanding options that expire or terminate prior to exercise will be available for future issuance under the GTI Plan.

        Under the GTI Plan, employees (including officers and directors) of GTI may, at the discretion of the Board of Directors, be granted incentive stock options to purchase ordinary shares at an exercise price not less than 100% of the fair market value of such shares on the date of grant. The exercise price for options to a 10% shareholder must not be less than 110% of the fair market value of such shares on the grant date. Non-statutory stock options granted pursuant to the GTI Plan must have an exercise price of not less than 85% of the fair market value of such shares on the date of grant. The Board of Directors has complete discretion to determine which eligible individuals are to receive stock option grants, the number of shares subject to each such grant, the status of any option as either an incentive option or a non-statutory option, the vesting schedule for each option and the maximum term for which each option is to remain outstanding. Unless otherwise determined by the Board of Directors, one quarter of the optioned shares vest one year from the date of the grant and an additional 1/48th of the optioned shares vest each month thereafter as long as the holder continues to be an employee or consultant of GTI or the Company.

        In August 1998, the Company's shareholders approved the Galileo Technology Ltd. 1998 Nonemployee Directors' Stock Option Plan (the "Directors Plan") under which the Company is authorized to issue options to purchase ordinary shares to its nonemployee directors. Options granted under the Directors Plan expire ten years from the date of grant and are subject to earlier termination if the optionee ceases to be a director of the Company. ordinary shares subject to outstanding options that expire or terminate prior to exercise will be available for future issuance under the Directors Plan. The Directors Plan will terminate in June 2008.

        During 1998, the Company adopted two separate Option Exchange Programs to allow employees to exchange their out-of-the-money options for new options with an exercise price equal to the fair value of the Company's ordinary shares on the date of the exchange. The first program resulted in a total of approximately 1,328,000 options with a weighted average exercise price of $14.57 being exchanged for new options with an exercise price of $6.50. The second, subsequent program resulted in a total of approximately 2,374,000 options with a weighted average exercise price of $8.40 being exchanged for new options with an exercise price of $3.50. The new options will continue to vest in accordance with the original options' vesting schedules and cannot be exercised prior to one year from the date of the exchange. These programs are reflected in the following table as cancellations and grants.

        As of December 31, 1999, 15,557,436 ordinary shares have been authorized for issuance pursuant to options and purchase rights under the above terms. Of these shares, 1,019,136 shares were available for future grant. The Board of Directors has appointed officers of the Company to determine the allocation of the shares between the plans.

        As of December 31, 1999, 200,000 ordinary shares have been authorized for issuance under the Directors Plan. Of these shares, 75,000 shares were available for future grant.

        A summary of option and purchase right activity is as follows:

                                                       ACTIVITY                              OUTSTANDING
                                           --------------------------------          -------------------------------
                                                                                                    WEIGHTED AVERAGE
                                                                   TRUST             NUMBER OF          PURCHASE/
                                           SHARE OPTIONS        ARRANGEMENT           SHARES         EXERCISE PRICE
                                           -------------        -----------          ---------      ----------------
Balance, January 1, 1997                     1,111,200           3,446,262           4,557,462          $ 0.068
Grant of purchase rights or options          2,148,222              82,278           2,230,500          $ 8.755
Exercise of purchase rights or
   options                                    (229,102)           (460,492)           (689,594)         $ 0.046
Forfeited and cancelled                        (57,000)                 --             (57,000)         $ 2.523
                                            ----------          ----------          ----------
Balance, December 31, 1997                   2,973,320           3,068,048           6,041,368          $ 3.255
Grant of options                             6,413,302                  --           6,413,302          $ 6.034
Exercise of purchase rights or
   options                                    (563,724)           (877,830)         (1,441,554)         $ 1.218
Forfeited and cancelled                     (3,783,028)                 --          (3,783,028)         $10.540
                                            ----------          ----------          ----------
Balance, December 31, 1998                   5,039,870           2,190,218           7,230,088          $ 2.435
Grant of options                             3,163,113                  --           3,163,113          $17.542
Exercise of purchase rights or
   options                                  (1,259,697)         (1,144,897)         (2,404,594)         $ 2.553
Forfeited and cancelled                       (391,813)                 --            (391,813)         $ 3.807
                                            ----------          ----------          ----------
Balance, December 31, 1999                   6,551,473           1,045,321           7,596,794          $ 8.797
                                            ==========          ==========          ==========          =======
Exercisable at:
   December 31, 1999                                                                 2,124,238          $ 3.099
                                                                                    ==========          =======
   December 31, 1998                                                                 1,880,954          $ 0.270
                                                                                    ==========          =======
   December 31, 1997                                                                 2,114,636          $ 0.068
                                                                                    ==========          =======


        The options and purchase rights outstanding at December 31, 1999 have been segregated into ranges of exercise prices as follows:

                                           OUTSTANDING                             EXERCISABLE
                          -------------------------------------------------------------------------------
                           NUMBER OF    WEIGHTED-AVERAGE  WEIGHTED-AVERAGE   NUMBER OF
                           OPTIONS/         REMAINING       PURCHASE/        OPTIONS/
RANGE OF EXERCISE          PURCHASE        CONTRACTUAL      EXERCISE         PURCHASE    WEIGHTED-AVERAGE
PRICES                      RIGHTS            LIFE           PRICE            RIGHTS      EXERCISE PRICE
-----------------         ----------    ----------------  ----------------   ---------   ----------------
$ 0.001--$ 2.500          1,447,236             6.7         $ 0.358           801,825         $ 0.230
$ 3.500                   1,978,936             8.1         $ 3.500           830,921         $ 3.500
$ 4.125--$ 9.688          1,520,591             8.8         $ 6.209           438,943         $ 6.574
$10.250--$20.500          1,035,070             9.4         $13.941            52,549         $11.500
$21.063--$29.063          1,614,961             9.7         $21.996                --         $    --
                          ---------                                         ---------
$ 0.001--$29.063          7,596,794             8.8         $ 8.797         2,124,238         $ 3.099
                          =========         =======         =======         =========         =======

        The weighted average fair value of purchase rights and options granted during 1999, 1998 and 1997 was $12.37, $3.30 and $4.58, respectively. In 1997, the Company granted 797,400 purchase rights or options at below deemed fair value with a weighted average exercise price of $1.15 and a weighted average fair value of $2.20. Deferred compensation of approximately $1,086,000 was recorded in connection with these grants.

        PRO FORMA DISCLOSURES

        Pro forma information regarding net income and earnings per share is required by SFAS 123, which also requires that the information be determined as if the Company had accounted for its employee share options granted subsequent to December 31, 1994 under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model using a graded vesting approach with the following assumptions for 1999, 1998 and 1997: risk-free interest rates of 5% to 6.25%; no dividend yield; weighted-average expected term of the option of approximately three years for options granted in 1999 and 1998, respectively and approximately four years for options granted in 1997; and volatility of 0.83,
0.85 and 0.71, respectively.

        The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected share price volatility.

        Because the Company's employee share options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee share options.

        For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except for per share information):

                                                     YEAR ENDED DECEMBER 31,
                                             ---------------------------------------
                                              1999             1998            1997
                                             -------         -------         -------
Net income as reported                       $26,109         $15,450         $10,336
Pro forma net income                         $11,995         $ 9,907         $ 8,291
Pro forma earnings per share:
   Basic                                     $  0.29         $  0.24         $  0.26
   Diluted                                   $  0.28         $  0.24         $  0.22
Shares used in calculating pro forma
   earnings per share:
   Basic                                      41,233          40,698          31,896
   Diluted                                    43,565          41,528          37,728

        EMPLOYEE STOCK PURCHASE PLAN

        On January 6, 1998, the shareholder's approved the Galileo Technology Ltd. 1997 Employee Stock Purchase Plan (the "ESPP"). The ESPP permits eligible employees to purchase shares at a price equal to 85% of the lower of the fair market value at the beginning or end of each offering period. As of December 31, 1999, a total of 103,043 shares have been reserved for further issuance under the ESPP. During 1999 and 1998, respectively, there were 83,189 and 56,388 shares issued under the ESPP. The number of shares reserved for issuance under the ESPP automatically increases by 105 percent of the number of shares purchased under the ESPP in the previous calendar year. The increase is effected each year on January 1.

        ORDINARY SHARES RESERVED FOR FUTURE ISSUANCE

        As of December 31, 1999, approximately 7,748,652 ordinary shares are reserved for future issuance under the Company's share option plans and the ESPP.

9. NONQUALIFIED DEFERRED COMPENSATION PLAN

        During 1998, the Company adopted a nonqualified deferred compensation plan. This plan allows officers and certain other employees of the Company to defer all or part of their compensation, to be paid to the participants or their designated beneficiaries upon retirement, death or separation from the Company. The amount of compensation deferred and related investment earnings are held in an irrevocable rabbi trust and is included in other assets in the Company's balance sheet. The offsetting liability is included in other liabilities reflecting the amounts due employees.

10. INCOME TAXES

        The tax provision consists of the following (in thousands):

                                   YEAR ENDED DECEMBER 31,
                          ---------------------------------------
                           1999              1998            1997
                          -------          -------          -----
Current:
    United States         $   924          $ 1,140          $ 800
    Israel                     --               --             --
                          -------          -------          -----
                              924            1,140            800
Deferred:
    United States             456             (380)          (642)
    Israel                     --               --             --
                          -------          -------          -----
                              456             (380)          (642)
                          =======          =======          =====
                          $ 1,380          $   760          $ 158

        Tax benefits resulting from the exercise of nonqualified share options and the disqualifying dispositions of shares acquired under the Company's employee share option plans reduced United States taxes currently payable as shown above by approximately $698,000, $738,000 and $132,000 for 1999, 1998 and 1997 respectively. Such benefit was credited to shareholders' equity.

        The Company has been granted "Approved Enterprise" status by the Israeli Government under the Law for the Encouragement of Capital Investments, 1959 (the "Investment Law"). The Approved Enterprise status will allow the Company a tax holiday on undistributed Israeli income. The benefits under these investment plans are scheduled to fully expire in 2006.

        In the event of distribution of cash dividends from income which is tax exempt due to the above, the Company would have to pay tax at the rate of 20% on an amount equal to the amount distributed. The Company currently has no plans to distribute dividends and intends to retain future earnings to finance the development of its business. The tax exempt income attributable to the Approved Enterprise can be distributed to shareholders without subjecting the Company to taxes only upon the complete liquidation of the Company. All of the Company's retained earnings are attributable to the Company's "approved enterprises" and are not available for distribution without the payment of tax. Should all of the earnings be distributed, the Company would be required to pay $10.7 million in taxes.

        The entitlement to the above tax holiday is conditional upon the Company's fulfilling the conditions stipulated by the Investment Law, regulations published thereunder and the instruments of approval for the specific investments in Approved Enterprises. In the event of a failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, with the addition of CPI-adjustment differences and interest. The Company's management believes that the Company is in compliance with all of the required terms.

        Israeli taxable income not eligible for "Approved Enterprise" benefits mentioned above is taxed at the regular corporate tax rate of 36% in 1999, 1998 and 1997.

        Pretax income from foreign (U.S.) operations was $1,659,000 in 1999, $1,103,000 in 1998 and $550,000 in 1997.

        A reconciliation between the Company's effective tax rate and the Israeli statutory rate is as follows (in thousands):

                                                                         YEAR ENDED DECEMBER 31,
                                                            ----------------------------------------------
                                                              1999               1998               1997
                                                            --------           --------           --------
Income before provision for income taxes                    $ 27,489           $ 16,210           $ 10,494
Statutory Israeli rate                                            36%                36%                36%
Expected tax (benefit)                                      $  9,896           $  5,836           $  3,778
"Approved Enterprise" benefit                                 (9,896)            (5,836)            (3,778)
United States tax on foreign (U.S.) operations, net            1,380                760                158
                                                            --------           --------           --------
                                                            $  1,380           $    760           $    158
                                                            ========           ========           ========

        The per share basic and diluted benefit of the Israeli "Approved Enterprise" benefit is $0.24 and $0.22, respectively, for 1999, $0.14 for 1998, and $0.12 and $0.10, respectively, for 1997.

        Significant components of the Company's deferred tax assets are as follows (in thousands):


                                                                              December 31,
                                                                          ----------------------
                                                                           1998           1999
                                                                          -----          -------
Deferred tax assets:
     Certain accrued expenses and reserves that are not currently
       deductible for income tax purposes                                 $ 506          $   731
     Compensation expense not currently deductible                           70              394
     Other, net                                                              (9)             (46)
                                                                          -----          -------
Total deferred assets                                                       567            1,079
Valuation allowance                                                          --              (56)
                                                                          -----          -------
Net deferred tax assets                                                   $ 567          $ 1,023
                                                                          =====          =======

        The valuation allowance decreased by $94,000 and $100,000 during 1998 and 1997, respectively.

11. GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS

        The Company and its subsidiaries operate in one segment, principally the definition, development and marketing of semiconductor devices for the data communication market. Operations in Israel include research and development and production contracting. Operations in the U.S. include marketing and sales. The following is a summary of operations within geographic areas (in thousands). Revenue is attributed to the geographic area in which the sale originates. Long-lived assets primarily represent property and equipment, net.

                                                   YEAR ENDED DECEMBER 31,
                                          ---------------------------------------
                                           1999            1998             1997
                                          -------         -------         -------
Revenues from external customers:
   United States                          $79,654         $51,589         $36,505
   Israel                                      63              54              --
                                          -------         -------         -------
                                          $79,717         $51,643         $36,505
                                          =======         =======         =======
Long-lived assets:
   United States                          $   602         $   543
   Israel                                   9,091           4,773
                                          -------         -------
                                          $ 9,693         $ 5,316
                                          =======         =======

12. SUBSEQUENT EVENTS

        On February 29, 2000, the Company announced that it expects to record non-recurring charges of approximately $2.5 million in the quarter ended March 31, 2000. These charges will reflect increased inventory reserve requirements and the write off of investments and intellectual property for discontinued projects that no longer fit with the Company's business strategies.

                  GALILEO UNAUDITED FINANCIAL STATEMENTS AS OF
                  DECEMBER 31, 1999 AND FOR THE YEAR THEN ENDED

                             GALILEO TECHNOLOGY LTD.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                          (U.S. DOLLARS, IN THOUSANDS)

                                                          September 30,      December 31,
                                                              2000               1999
                                                           ---------          ---------
                                                          (Unaudited)            (1)
ASSET
Current assets:
     Cash and cash equivalents                             $  71,483          $  42,648
     Short-term investments                                   39,946             63,005
     Accounts receivable, net                                 12,599             12,523
     Inventories                                              12,875              8,094
     Prepaid expenses and other assets                         3,238              3,049
                                                           ---------          ---------
Total current assets                                         140,141            129,319
Other assets                                                  11,090              2,031
Property and equipment, net                                   16,236              9,388
                                                           ---------          ---------
Total assets                                               $ 167,467          $ 140,738
                                                           =========          =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                      $  11,274          $   6,495
     Accrued and other liabilities                            10,024              8,969
     Deferred income                                           3,948              1,817
                                                           ---------          ---------
Total current liabilities                                     25,246             17,281

Accrued severance pay                                            651                500
Other liabilities                                              1,652              1,652

Commitments

Shareholders' equity:
     Ordinary shares                                          78,010             74,440
     Deferred compensation                                       (67)              (432)
     Accumulated other comprehensive income (loss)               153               (124)
     Retained earnings
Total shareholders' equity                                    61,822             47,421
                                                           ---------          ---------
                                                             139,918            121,305
                                                           ---------          ---------
Total liabilities and shareholders' equity                 $ 167,467          $ 140,738
                                                           =========          =========


(1) The balance sheet at December 31, 1999 has been derived from audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.


                             See accompanying notes.

                             GALILEO TECHNOLOGY LTD.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (U.S. DOLLARS, IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   (UNAUDITED)

                                              Three Months Ended              Nine Months Ended
                                         ----------------------------    ----------------------------
                                         September 30,   September 30,   September 30,   September 30,
                                             2000            1999            2000            1999
                                         ------------    ------------    ------------    ------------
Net sales                                  $28,786         $22,024         $73,256         $55,447
Cost of sales                               11,489           7,620          30,308          19,314
                                           -------         -------         -------         -------
Gross profit                                17,297          14,404          42,948          36,133
Operating expenses:
     Research and development                7,016           4,689          18,995          11,653
     Selling,
      marketing and administrative           4,761           3,404          12,709           8,786
Total operating expenses                    11,777           8,093          31,704          20,439
                                           -------         -------         -------         -------
Operating income                             5,520           6,311          11,244          15,694
Other income (expense), net                  1,509           1,123           3,915           3,415
                                           -------         -------         -------         -------
Income before provision for income
 taxes                                       7,029           7,434          15,159          19,109
Provision for income taxes                     350             375             758             955
                                           -------         -------         -------         -------
Net income                                 $ 6,679         $ 7,059         $14,401         $18,154
                                           =======         =======         =======         =======
Earnings per share:
     Basic                                 $  0.16         $  0.17         $  0.34         $  0.44
                                           =======         =======         =======         =======
     Diluted                               $  0.15         $  0.16         $  0.32         $  0.41
                                           =======         =======         =======         =======
Shares used in computing
 earnings per share:
     Basic                                  42,816          41,472          42,543          41,059
                                           =======         =======         =======         =======
     Diluted                                45,906          45,399          45,401          44,676
                                           =======         =======         =======         =======


                             See accompanying notes.

                             GALILEO TECHNOLOGY LTD.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                Increase (decrease) in cash and cash equivalents
                          (U.S. dollars, in thousands)
                                   (Unaudited)

                                                                          Nine Months Ended
                                                                   September 30,     September 30,
                                                                       2000              1999
                                                                   -------------     -------------
Cash flows from operating activities
Net income                                                          $ 14,401          $ 18,154
Adjustments to reconcile net income to net cash provided by
     operating activities:
     Depreciation and other
     Amortization of deferred compensation                             3,681             2,012
Changes in operating assets and liabilities:                             365               383
     Accounts receivable                                                 (76)           (5,783)
     Inventories                                                      (4,781)           (3,995)
     Prepaid expenses and other assets                                  (189)           (1,328)
     Accounts payable                                                  4,779             6,123
     Accrued and other liabilities                                     1,055             2,366
     Deferred income                                                   2,131               709
     Accrued severance pay and other liabilities                         151               124
                                                                    --------          --------

Net cash provided by operating activities                             21,517            18,765
Cash flows from investing activities
Purchases of short-term investments                                   (6,800)          (28,022)
Maturities of short-term investments                                  30,136            11,462
Purchases of property and equipment                                  (10,529)           (5,187)
Other assets                                                          (9,059)              (51)
                                                                    --------          --------

Net cash provided by (used in) investing activities                    3,748           (21,798)
Cash flows from financing activities
Proceeds from issuance of ordinary shares                              3,704             2,990
Repurchase of treasury shares                                           (134)               --
Repayment of long-term debt                                               --              (124)
                                                                    --------          --------

Net cash provided by financing activities                              3,570             2,866
Net increase (decrease) in cash and cash equivalents                  28,835              (167)
Cash and cash equivalents at beginning of period                      42,648            45,607
                                                                    --------          --------

Cash and cash equivalents at end of period                          $ 71,483          $ 45,440
                                                                    ========          ========


                             See accompanying notes.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1. Basis of Presentation:

        The condensed consolidated financial statements have been prepared by Galileo Technology Ltd. and include the accounts of Galileo Technology Ltd. and its wholly-owned subsidiaries ("Galileo" or collectively the "Company"). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company, the financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position at September 30, 2000 and December 31, 1999, and the operating results and cash flows for the reported periods. These financial statements and notes should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 1999, which were filed with the Securities and Exchange Commission on Form 20-F.

        The results of operations for the three and nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the future quarters or the year ending December 31, 2000.

2. Earnings Per Share

        The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share data):

                                                      Three Months Ended                Nine Months Ended
                                                           Sept. 30,                        Sept. 30,
                                                    -----------------------         -----------------------
                                                     2000            1999             2000            1999

Numerator used for both basic and
diluted earnings per share - net income             $ 6,679         $ 7,059         $14,398         $18,154
Denominator for basic earnings per
share-Weighted average shares                        42,816          41,472          42,543          41,059
                                                    -------         -------         -------         -------
Denominator for diluted earnings per share:
Weighted average shares                              42,816          41,472          42,543          41,059
Effect of dilutive securities-Employee
share options                                         3,090           3,927           2,858           3,617
                                                    -------         -------         -------         -------
                                                     45,906          45,399          45,401          44,676
                                                    =======         =======         =======         =======
Earnings per share:
Basic                                               $  0.16         $  0.17         $  0.34         $  0.44
                                                    =======         =======         =======         =======
Diluted                                             $  0.15         $  0.16         $  0.32         $  0.41
                                                    =======         =======         =======         =======
Potentially dilutive securities excluded
from computations as the effect would be
antidilutive                                            270              26           1,467              50
                                                    =======         =======         =======         =======

3. Inventories

        Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out (FIFO) method. Substantially all of the inventories are finished goods.

4. Comprehensive Income

        Total comprehensive income for the three months ended September 30, 2000 and 1999 was $6,444,000 and $7,087,000, respectively. For the nine months ended September 30, 2000 and 1999, total comprehensive income was $14,678,000 and $18,024,000, respectively. Other comprehensive income represents the net change in unrealized gain (loss) on available-for-sale investments.

5. Segment Information

        The Company and its subsidiaries operate in one segment, principally the definition, development and marketing of semiconductor devices for the communications market. Operations in Israel include research and development and production contracting. Operations in the U.S. include marketing and sales.

6. Stock Split

        On September 17, 1999, the Company effected a two-for-one stock split in the form of a stock dividend. Accordingly, all references to share and per-share data for all periods presented have been adjusted to reflect this event.

7. New Accounting Standards

        In June 1999, the Financial Accounting Standards Board ("FASB") issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." This Statement defers for one year the effective date of Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). The rule will now apply for fiscal years beginning after June 15, 2000. Because of the Company's minimal use of derivatives, the Company does not anticipate that the adoption of SFAS 133 will have a significant effect on the Company's consolidated results of operations or financial position.

        In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain areas of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company believes that its current revenue recognition policies comply with SAB 101.

8. Subsequent Event

        On October 16, 2000, the Company entered into a Merger Agreement with Marvell Technology Group Ltd., a corporation organized under the laws of Bermuda, and Toshack Acquisitions Ltd., a wholly-owned subsidiary of Marvell. The Merger Agreement provides that, subject to the terms and conditions set forth therein, Toshack Acquisitions will merge with and into the Company and the Company will become a direct wholly-owned subsidiary of Marvell. At the effective time of the merger, each outstanding ordinary share of the Company will be converted into the right to receive 0.674 shares of common stock of Marvell.

(b) Pro Forma Financial Information

        The Unaudited Pro Forma Combined condensed Financial Information, including the notes thereto, included under the heading "Unaudited Pro Forma Combined Condensed Financial Information" on pages 92 through 97, inclusive, of Amendment No. 1 to the registration statement on Form S-4 of the Registrant (Registration No. 333-50206) filed with the Securities and Exchange Commission on December 12, 2000, is incorporated herein by reference.

(c) Exhibits

2.1 Agreement of Merger, as amended, by and among Marvell Technology Group Ltd., Galileo Technology Ltd. and Toshack Acquisitions Ltd., dated as of October 16, 2000 (incorporated by reference to Exhibit 2.1 of the Registrant's registration statement on Form S-4 (Registration No. 333-50206)).

23.1    Consent of Ernst & Young LLP, Independent Auditors

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2001

                                       MARVELL TECHNOLOGY GROUP LTD.


                                       By:  /s/ Sehat Sutardja
                                           -------------------------------------
                                           Sehat Sutardja
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit No.    Document
-----------    --------
Exhibit 2.1    Agreement of Merger, as amended, by and among Marvell Technology
               Group Ltd., Galileo Technology Ltd. and Toshack Acquisitions
               Ltd., dated as of October 16, 2000 (incorporated by reference to
               Exhibit 2.1 of the Registrant's registration statement on Form
               S-4 (Registration No. 333-50206)).

Exhibit 23.1   Consent of Ernst & Young LLP, Independent Auditors